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                                                                     Exhibit 7.4
                                PLEDGE AGREEMENT
                                ----------------

         This PLEDGE AGREEMENT ("Agreement") is made this 24 day of April, 2000 by and between FIFTH THIRD BANK, NORTHEASTERN OHIO, an Ohio banking corporation ("Pledgee") and RICHARD M. OSBORNE TRUST U/A DATED JANUARY 13, 1995 (the "Pledgor"), Richard M. Osborne, Trustee.

                              W I T N E S S E T H :

         WHEREAS, Pledgee has agreed to extend credit to Pledgor by virtue of a Draw Note, dated April 24, 2000, in the principal amount of $3,000,000, executed by Pledgor and made payable to Pledgee (the "Note");

         WHEREAS, Richard M. Osborne (the "Guarantor") has executed and delivered to Pledgee an Unlimited Payment Guaranty, dated April 24, 2000 (the "Guaranty"), guarantying the indebtedness of Pledgor owed to Pledgee;

         WHEREAS, the Pledgor has agreed to secure the repayment of all liabilities, obligations and indebtedness of the Pledgor as evidenced by the Note and the Guaranty, by pledging to Pledgee as collateral for the Note and Guaranty, the Pledgor's interest in the cash and securities held in the Account as described below and maintained with Fifth Third Securities, Inc. (the "Broker");

         NOW THEREFORE, in consideration of the foregoing premises, Pledgor and Pledgee agree as follows:

         1. DEFINITIONS. "Obligation(s)" means all loans, advances, indebtedness, liabilities and obligations of Pledgor and Guarantor owed to each of Pledgee and the affiliates of Fifth Third Bancorp of every kind and description whether now existing or hereafter arising including without limitation, those owed by Pledgor or Guarantor to others and acquired by Pledgee or any affiliate of Fifth Third Bancorp, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising under this Agreement, the Note, the Guaranty and the other loan documents, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Pledgee for the benefit of or at the request of Pledgor or Guarantor, and all expenses and attorneys' fees incurred by Pledgee and any affiliate of Fifth Third Bancorp under this Agreement or any other document or instrument related to any of the foregoing.

         2. PLEDGE. Pledgor pledges, mortgages, assigns, transfers, delivers, deposits, sets over and confirms as a first priority security interest to Pledgee and its successors and assigns all of Pledgor's right, title and interest in and to the Securities, Investment Properties and Financial Assets listed on Exhibit A attached hereto, as may be amended from time to time, and held in Account No. _________________ (the "Account") maintained by Broker, and all income, dividends and other distributions thereon and the proceeds thereof (collectively, the "Interest"), as collateral security for payment and performance by the Pledgor and Guarantor of the Obligations. Upon acquisition of any such additional Interest, Pledgor agrees to deliver to Pledgee, all documents evidencing the Interest and any additional documentation requested by Pledgee to perfect and protect Pledgee's interest therein. As used herein, "Securities", "Investment Properties" and "Financial Assets" shall have the meanings attributed thereto in the current version of the Uniform Commercial Code as adopted in the State of Pledgee's principal place of business.

         3. MINIMUM FAIR MARKET VALUE. The Pledgor hereby agrees that the fair market value of the Interest on the date hereof is and at all times during the term of the Note, will be at least $6,000,000 (the "Minimum Value"). If at any time the fair market value of the Interest falls below the Minimum Value, Pledgor agrees to remit


                                   Page 7.4-1
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to Pledgee cash, in an amount, or readily marketable securities, acceptable to
Pledgee, of a value necessary to bring the fair market value of the Interest up to the Minimum Value.

         4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Pledgee that:

         (a) Pledgor is the sole holder of record and sole beneficial owner of the Interest, free and clear of any security interest, pledge, or other lien or encumbrance (collectively, "Lien");

         (b) Pledgor has the right and requisite authority to pledge, mortgage, assign, transfer, deliver, deposit, set over and confirm the Interest to Pledgee as provided herein; and

         (c) Pledgor has obtained all necessary consents, approvals, authorizations or orders of any person, corporation, partnership, trust, governmental entity, or other entity required for the execution and delivery of this Agreement or the delivery of the Interest to Pledgee as provided herein.

         The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

         5. DISTRIBUTIONS. Pledgor and Pledgee hereby agree as follows:

         (a) All cash distributions and any and all distributions of other property paid on or with respect to the Interest (collectively, "Distributions") shall be subject to the lien and security interest of this Agreement.

         (b) Prior to the occurrence of a default or an Event of Default under any of the Obligations and so long as the Interest will continue to meet the requirements of Section 3 hereof, Distributions in the form of cash may be paid to and retained by Pledgor. After the occurrence of a default or an Event of Default under any of the Obligations, all such cash Distributions and all other Distributions will be remain in the Account or will be paid to the Pledgee pursuant to the provisions hereof.

         (c) In the event that Pledgor receives any Distribution or any cash Distribution in violation of the provisions of Sections 5(a) & (b) Pledgor shall promptly notify Pledgee thereof, will hold such Distribution in trust for the benefit of Pledgee and, if requested by Pledgee, shall immediately deliver such Distribution in the form received by Pledgor. In the event that the Distribution is in the form of a check or other instrument, Pledgor shall provide Pledgee with all necessary endorsements thereon.

         6. COVENANTS. Pledgor covenants and agrees that until payment in full of all of the Obligations:

         (a) Without the prior written consent of Pledgee, Pledgor will not attempt to or further sell, assign, transfer, mortgage, pledge or otherwise further encumber any of Pledgor's right in or to the Interest or any unpaid Distributions or grant a Lien therein to any other party; and

         (b) Pledgor will, at Pledgor's expense, obtain, execute, acknowledge and deliver all such instruments and take all such action necessary (or as Pledgee may from time to time request) in order to ensure Pledgee shall have and retain the benefits of the first priority lien and security interest in the Interest.


                                   Page 7.4-2
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         7. REMEDIES.

         (a) Pledgee is hereby authorized and empowered, at its election, to transfer and register in its name or in the name of its nominee the whole or any part of the Interest, to exercise the voting rights with respect thereto, to collect and receive all Distributions made thereon, to sell in one or more sales after 7 days' notice (which notice Pledgor hereby agrees is commercially reasonable) but without any previous notice or advertisement, the whole or any part of the Interest and to otherwise act with respect to the Interest as though Pledgee was the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Pledgee as the proxy and attorney-in-fact of Pledgor; provided, however, the Pledgee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale may be either for cash or upon credit or for future delivery at such price as Pledgee may deem fair, and Pledgee may be the purchaser of the whole or any part of the Interest so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Pledgee may reject any bid at such sale which, in its sole discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or by any officer or agent of Pledgee.

         (b) If, at the original time or times appointed for the sale of the whole or any part of the Interest, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Obligations, or if the Interest be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Pledgee, in its discretion, the likelihood that the proceeds of the sales of all of the Interest will be insufficient to discharge all the Obligations, the Pledgee may, on one or more occasions, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after 7 days' notice to Pledgor.

         (c) In the event of any sale(s) hereunder, Pledgee shall, after deducting all costs or expenses of every kind (including, to the full extent permitted by law, attorney's fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sale(s) to the payment or reduction, either in whole or in part, of the Obligations returning the surplus, if any, to Pledgor.

         (d) Pledgor agrees that he will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale or transfer to Pledgee of the whole or any part of the Interest or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws. Pledgor agreed that he will not interfere with any right, power and remedy of Pledgee provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Pledgee of any one or more of such rights, powers or remedies. No failure or delay on the part of Pledgee to exercise any such rights, power or remedy and no notice or demand which may be given to or made upon Pledgor by Pledgee with respect to any such remedies shall operate as a waiver hereof, or limit or impair Pledgee's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

         8. WAIVER. No delay on Pledgee's part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Pledgee with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Pledgee's right to take any action or to exercise any power of sale, lien option, or any other right hereunder without notice or


                                   Page 7.4-3
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demand, or prejudice Pledgee's rights as against Pledgor in any respect. In addition, no action taken by Pledgee hereunder shall in any way impair or limit Pledgee's right to exercise any or all rights or remedies Pledgee may otherwise have against Pledgor with respect to any Obligations. This Agreement shall not, in any manner, be construed as a compromise of any Obligations except to the extent that a Distribution is applied to reduce the Obligations and then only to the extent and in the amount of such Distribution actually received by Pledgee. This is an absolute, unconditional and continuing pledge and will remain in full force and effect until the Obligations have been fully paid to the Pledgee. This pledge will extend to and cover renewals of the Obligations and any number of extensions of time for payment thereof and will not be affected by any surrender, exchange, acceptance or release by the Pledgee of any other pledge or any security held by it for any of the Obligations. Notice of acceptance of this pledge, notice of extensions of credit to the Pledgor from time to time, notice of default, diligence, presentment, protest, demand for payment, notice of demand or protest, and any defense based upon a failure of Pledgee to comply with the notice requirements of the applicable version of Uniform Commercial Code Section 9-504 are hereby waived. Pledgee, at any time and from time to time, without the consent of Pledgor, may change the manner, place or terms of payment of or interest rates on, or change or extend the time of payment of, or renew or alter, any of the Obligations, without impairing or releasing the liabilities of Pledgor hereunder. Pledgee in its sole discretion may determine the reasonableness of the period which may elapse prior to the making of demand for any payment upon Pledgor, and it need not pursue any of its remedies against any other party before having recourse against Pledgor under this pledge.

         9. INDEMNIFICATION. Pledgor agrees to indemnify and hold Pledgee harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by Pledgee, in good faith, under this Agreement and in respect of any transactions effected in connection with this Agreement, including without limitation, any taxes payable in connection with the delivery or registration of the Interest as provided herein. The obligations of Pledgor under this Section shall survive the termination of this Agreement.

         10. CANCELLATION. Upon payment in full and termination of the Obligations, Pledgee shall cancel its rights in the Interest under this Agreement and agrees to execute any documentation necessary to that end. No such cancellation shall be effective unless in writing.

         11. MISCELLANEOUS. This Agreement shall be binding upon Pledgor and Pledgor's heirs, administrators, successors and assigns, and shall inure to the benefit of, and be enforceable by, the Pledgee and its successors, transferees and assigns. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Pledgee and the Pledgor.

         12. NOTICES. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered by hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

             (a)      If to Pledgee, at:

                              Fifth Third Bank
                              1404 East Ninth Street
                              Cleveland, Ohio 44114
                              Attention: David T. Merkel

             (b)      If to Pledgor, at:


                                   Page 7.4-4

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                              c/o Richard M. Osborne, Trustee
                              8500 Station Square, Suite 113
                              Mentor, Ohio 44060

             Any party may change such address by sending notice of the change to the other parties.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         14. GOVERNING LAW; JURISDICTION. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the domestic laws of the state of Ohio. Pledgor agrees that the state and federal courts in Cuyahoga County, Ohio or any other court in which Pledgee initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to Pledgor at his address described in the Notices section of this Agreement. PLEDGEE AND PLEDGOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the 24th day of April, 2000.

                              PLEDGOR:

                              RICHARD M. OSBORNE TRUST
                                  U/A DATED JANUARY 13, 1995

                              By:   /s/ Richard M. Osborne, Trustee
                                    --------------------------------------------
                                    Richard M. Osborne, Trustee


                              PLEDGEE:

                              FIFTH THIRD BANK, NORTHEASTERN OHIO

                              By:   /s/ David T. Merkel
                                    --------------------------------------------

                              Its:  Vice President
                                    --------------------------------------------


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                                    EXHIBIT A

                     LIST OF SECURITIES HELD IN THE ACCOUNT
                     --------------------------------------

             121,000 SHARES OF COMMON STOCK OF Lorain National Bank

       501,306 shares of common stock of Pacific Gateway Properties, Inc.


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